Exhibit 99.1

NEWS from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
October 16, 2006	Bob G. Scott, COO
(817)877-2660

SUMMIT BANCSHARES REPORTS
THIRD QUARTER 2006 EARNINGS

Fort Worth, Texas—Summit Bancshares, Inc. (NASDAQ:SBIT), the bank holding company for Summit Bank, N.A., today reported net income for the third quarter of 2006 of $3,590,000, or $0.28 per diluted common share, compared to $3,456,000, or $0.27 per diluted common share, for the comparable 2005 period, a 3.7% increase in per share earnings.  For the nine months ended September 30, 2006, net income was $9,539,000, or $0.75 per diluted common share, a 1.3% decrease over the same period of the prior year.  This decrease for the nine months is attributable, in part, to the large provision for loan losses of $2,000,000 that was recorded in the first quarter of 2006.

Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “We believe that the fundamentals of the Company remain strong with a 14.7% increase in net interest income (tax equivalent) for the third quarter of 2006 compared to the same period of the prior year.  Also, average loans and average deposits for the third quarter of 2006 increased 14.7% and 8.9%, respectively, from the third quarter of 2005.”

He further stated, “We are excited about the pending merger with Cullen/Frost Bankers, Inc. that was announced on July 3, 2006.  The merger is expected to close on December 8, 2006.  We are looking forward to joining the current Frost employees in Tarrant County and around the state in providing additional new products and services to our customers.”

Net interest income (tax equivalent) for the third quarter of 2006 was $12.9 million compared to $11.3 million in the third quarter of last year, a 14.7% increase.  Contributing to this increase was an 11.6% increase in average earning assets and an increase in net interest margin of 13 basis points to 4.71%, comparing the third quarter of 2006 to the third quarter of 2005.  For the nine months ended September 30, 2006, net interest income (tax equivalent) was $37.8 million, an increase of 17.0% over the first nine months of 2005.  The Company believes that the increase in net interest margin reflects the increase in market interest rates that have occurred over the last twelve months and the Company’s sensitivity to changes in market interest rates as well as the 11.6% increase in average earning assets in the third quarter of 2006 versus the same quarter last year.

Non-interest income for the third quarter of 2006 was $2,101,000, a decrease of $75,000 over the third quarter of the prior year.  This decrease resulted primarily from an extraordinary gain on sale of assets in the third quarter of 2005 in the amount of $247,000.  In the third quarter of 2006 compared to the third quarter of 2005, there were positive increases in service charges on deposits, investment service fees, mortgage origination fees and debit card fees.  For the nine months ended September 30, 2006, non-interest income was $6,170,000, an increase of 1.3% over the first nine months of 2005.

Non-interest expenses of $8,957,000 for the third quarter of 2006 increased $1,320,000, or 17.3% compared to the third quarter of last year.  Included in the third quarter 2006 total non-interest expense was the expense impact of a $524,000 check fraud loss representing approximately 40% of the increase for the quarter.  Approximately 38% of the increase in non-interest expenses was due to increases in salaries and benefits of personnel and occupancy and equipment expenses directly related to the growth of the Company.  Also, in the third quarter of 2006, there was a 68% increase in legal and professional fees compared to the third quarter of 2005.  A portion of this increase is attributable to legal and consulting fees incurred in connection with collection efforts related to a problem credit that was reported in January 2006.  Non-interest expense for the nine months ended September 30, 2006, was $25,377,000 compared to $22,447,000 for the same period in the prior year, an increase of 13.1%.  This increase in non-interest expense is primarily due to the check fraud loss noted above and increases in salary and benefits expense and occupancy equipment expense.

The provision for loan losses was $415,000 for the third quarter of 2006 compared to $315,000 for the same quarter of 2005.  This increase is primarily attributable to a 13.7% increase in period-end loans from September 30, 2005 to September 30, 2006.  In the first and second quarters of 2006, the Company recorded provisions for loan losses of $2.0 million and $1.1 million, respectively, in each case primarily related to the problem credit noted above.  In the second quarter of 2006, net loan charge-offs of $4.2 million were recorded, primarily related to this problem credit.  On October 5, 2006, the Company filed a report with the Securities and Exchange Commission reporting a $3.0 million loan charge-off recovery resulting from a cash payment of $4.5 million on this problem credit.  It is anticipated that the recovery will result in a reduction in the provision for loan losses in the fourth quarter of 2006.  The allowance for loan losses was 1.21% of total loans as of September 30, 2006.  As of September 30, 2006, non-accrual loans were $9.3 million, or 1.08% of total loans.

The Company’s loans were $858 million at September 30, 2006, an increase of 13.7% over September 2005.  Deposits increased 7.2% to $929 million at September 30, 2006.  At September 30, 2006, shareholders’ equity was $88.8 million, a book value of $7.04 per outstanding share.

Return on average assets and return on average shareholders’ equity was 1.23% and 16.40%, respectively, for the quarter ended September 30, 2006 and 1.12% and 15.08%, respectively, for the nine months ended September 30, 2006.

Summit files annual, quarterly and current reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http://www.summitbank.net.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and other important factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements.  These risks and uncertainties are described from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Summit Bancshares, Inc. · 3880 Hulen, Ste. 300 · Fort Worth, Texas 76107Telephone (817)
336-6817 · FAX (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended September 30,		% Change	Nine Months Ended September 30,		% Change

EARNINGS SUMMARY	2006	2005		2006	2005

Interest income	$19,859	$15,476	28.3%	$56,337	$43,227	30.3%
Interest expense	7,015	4,263	64.6%	18,770	11,059	69.7%

Net interest income	12,844	11,213	14.5%	37,567	32,168	16.8%
Provision for loan losses	415	315	31.7%	3,515	765	359.5%
Service charges on deposits	1,046	992	5.4%	2,968	2,964	0.1%
Gain on sale of investment securities	—	—	0.0%	—	—	0.0%
Other income	1,055	1,184	-10.9%	3,202	3,127	2.4%
Salaries and benefits expense	4,895	4,579	6.9%	14,731	13,296	10.8%
Occupancy and equipment expense	1,495	1,311	14.0%	4,343	3,744	16.0%
Other expense	2,567	1,747	46.9%	6,303	5,407	16.6%

Earnings before income taxes	5,573	5,437	2.5%	14,845	15,047	-1.3%
Provision for income taxes	1,983	1,981	0.1%	5,306	5,387	-1.5%

Net earnings	$3,590	$3,456	3.9%	$9,539	$9,660	-1.3%

Basic earnings per share	$0.28	$0.28	0.0%	$0.76	$0.78	-2.6%

Basic weighted average shares outstanding	12,591	12,420		12,533	12,405
Diluted earnings per share	$0.28	$0.27	3.7%	$0.75	$0.76	-1.3%

Diluted weighted average shares outstanding	12,882	12,664		12,800	12,705

	Average for Quarter Ended

BALANCE SHEET SUMMARY	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Total loans	$843,458	$830,097	$793,536	$753,311	$735,109
Total investment securities	242,428	242,468	253,197	252,508	226,441
Earning assets	1,087,761	1,073,869	1,048,192	1,017,095	974,844
Total assets	1,161,279	1,139,224	1,116,659	1,082,477	1,038,628
Noninterest bearing deposits	261,768	258,103	251,034	259,062	242,849
Interest bearing deposits	645,270	636,102	608,619	608,863	590,390
Total deposits	907,038	894,205	859,653	867,925	833,239
Other borrowings	161,058	155,510	169,405	128,368	121,435
Shareholders’ equity	86,863	84,121	82,609	80,684	79,053

	Average for Nine Months Ended September 30,		% Change

BALANCE SHEET SUMMARY	2006	2005

Total loans	$822,546	$721,952	13.9%
Total investment securities	245,991	221,165	11.2%
Earning assets	1,070,085	950,940	12.5%
Total assets	1,139,217	1,013,320	12.4%
Noninterest bearing deposits	257,008	235,896	8.9%
Interest bearing deposits	630,131	569,827	10.6%
Total deposits	887,139	805,723	10.1%
Other borrowings	161,960	126,073	28.5%
Shareholders’ equity	84,547	77,089	9.7%

	Ending Balance

BALANCE SHEET SUMMARY	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Total loans	$857,840	$841,961	$808,606	$774,886	$754,153
Total investment securities	251,153	235,246	247,882	256,842	236,544
Total earning assets	1,110,008	1,084,382	1,058,892	1,032,620	1,006,368
Allowance for loan losses	(10,399)	(9,958)	(13,092)	(11,208)	(11,131)
Premises and equipment	16,613	16,791	16,855	16,515	15,620
Total assets	1,177,313	1,160,731	1,121,269	1,099,735	1,074,261
Noninterest bearing deposits	270,863	262,264	262,087	263,027	258,644
Interest bearing deposits	657,935	643,036	627,810	615,749	607,384
Total deposits	928,798	905,300	889,897	878,776	866,028
Other borrowings	153,742	165,848	144,527	134,231	123,892
Total liabilities	1,088,546	1,076,480	1,038,928	1,018,402	994,534
Shareholders’ equity	88,767	84,251	82,341	81,333	79,727

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Nonaccrual loans	$9,289	$6,058	$11,164	$3,000	$4,989
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	—	387	—	—

Total nonperforming assets	$9,289	$6,058	$11,551	$3,000	$4,989

Total nonperforming assets as a percentage of loans and foreclosed assets	1.08%	0.72%	1.43%	0.39%	0.66%

Accruing loans past due 90 days or more	$638	$—	$—	$—	$2,178

	Quarter Ended

ALLOWANCE FOR LOAN LOSSES	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Balance at beginning of period	$9,958	$13,092	$11,208	$11,131	$10,798
Loans charged off	(22)	(4,311)	(257)	(286)	(25)
Loan recoveries	48	77	141	23	43

Net (charge-offs) recoveries	26	(4,234)	(116)	(263)	18
Provision for loan losses	415	1,100	2,000	340	315

Balance at end of period	$10,399	$9,958	$13,092	$11,208	$11,131

Allowance for loan losses as a percentage of total loans	1.21%	1.18%	1.62%	1.45%	1.48%

Allowance for loan losses as a percentage of nonperforming loans	111.95%	164.38%	117.27%	373.66%	223.11%

Net charge-offs (recoveries) as a percentage of average loans	0.00%	0.51%	0.01%	0.03%	0.00%

Provision for loan losses as a percentage of average loans	0.05%	0.13%	0.25%	0.05%	0.04%

	Quarter Ended

SELECTED RATIOS	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Return on average assets (annualized)	1.23%	1.24%	0.88%	1.29%	1.32%

Return on average equity (annualized)	16.40%	16.80%	11.91%	17.29%	17.34%

Average shareholders’ equity to average assets	7.48%	7.38%	7.40%	7.45%	7.61%

Yield on earning assets	7.27%	7.09%	6.82%	6.55%	6.32%

Cost of interest bearing funds	3.45%	3.16%	2.88%	2.53%	2.38%

Net interest margin (tax equivalent)	4.71%	4.76%	4.68%	4.71%	4.58%

Efficiency ratio	59.63%	55.46%	58.20%	58.70%	56.84%

End of period book value per common share	$7.04	$6.68	$6.60	$6.54	$6.41

End of period common shares outstanding	12,601	12,604	12,484	12,444	12,429

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	September 30, 2006			September 30, 2005

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & interest bearing deposits	$1,875	$24	5.08%	$13,294	$114	3.40%
Investment securities (taxable)	227,135	2,389	4.21%	216,541	2,073	3.83%
Investment securities (tax-exempt)	15,293	213	5.57%	9,900	133	5.37%
Loans	843,458	17,308	8.14%	735,109	13,203	7.13%

Total Interest Earning Assets	1,087,761	19,934	7.27%	974,844	15,523	6.32%
Noninterest Earning Assets:
Cash and due from banks	34,114			30,876
Other assets	49,588			43,824
Allowance for loan losses	(10,184)			(10,916)

Total Noninterest Earning Assets	73,518			63,784

Total Assets	$1,161,279			$1,038,628

Interest Bearing Liabilities:
Transaction and money market accounts	$255,760	1,475	2.29%	$232,640	886	1.51%
Savings deposits	163,024	1,198	2.92%	173,539	866	1.98%
Certificates and other time deposits	226,486	2,330	4.08%	184,211	1,433	3.09%
Other borrowings	161,058	2,012	4.96%	121,435	1,078	3.52%

Total Interest Bearing Liabilities	806,328	7,015	3.45%	711,825	4,263	2.38%
Noninterest Bearing Liabilities:
Demand deposits	261,768			242,849
Other liabilities	6,320			4,901
Shareholders’ equity	86,863			79,053

Total Noninterest Bearing Liabilities	354,951			326,803

Total Liabilities and Shareholders’ Equity	$1,161,279			$1,038,628

Net Interest Income and Margin (tax equivalent)		$12,919	4.71%		$11,260	4.58%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Nine Months Ended

	September 30, 2006			September 30, 2005

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & interest bearing deposits	$1,548	$56	4.84%	$7,823	$181	3.09%
Investment securities (taxable)	232,074	7,084	4.07%	212,369	5,913	3.71%
Investment securities (tax-exempt)	13,917	569	5.45%	8,796	349	5.29%
Loans	822,546	48,827	7.94%	721,952	36,905	6.83%

Total Interest Earning Assets	1,070,085	56,536	7.06%	950,940	43,348	6.09%
Noninterest Earning Assets:
Cash and due from banks	32,633			30,361
Other assets	48,262			42,663
Allowance for loan losses	(11,763)			(10,644)

Total Noninterest Earning Assets	69,132			62,380

Total Assets	$1,139,217			$1,013,320

Interest Bearing Liabilities:
Transaction and money market accounts	$259,503	4,041	2.08%	$233,203	2,400	1.38%
Savings deposits	155,337	3,032	2.61%	168,002	2,206	1.76%
Certificates and other time deposits	215,291	6,136	3.81%	168,622	3,563	2.83%
Other borrowings	161,960	5,561	4.59%	126,073	2,890	3.06%

Total Interest Bearing Liabilities	792,091	18,770	3.17%	695,900	11,059	2.12%
Noninterest Bearing Liabilities:
Demand deposits	257,008			235,896
Other liabilities	5,571			4,435
Shareholders’ equity	84,547			77,089

Total Noninterest Bearing Liabilities	347,126			317,420

Total Liabilities and Shareholders’ Equity	$1,139,217			$1,013,320

Net Interest Income and Margin (tax equivalent)		$37,766	4.72%		$32,289	4.54%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	September 30, 2006%		September 30, 2005%

Commercial and industrial	$310,236	36.2%	$270,807	35.9%
Real estate:
Commercial	281,107	32.8%	244,966	32.5%
Residential	93,764	10.9%	89,487	11.9%
Construction and development	135,992	15.8%	109,431	14.5%
Consumer	36,741	4.3%	39,462	5.2%

Total loans (gross)	$857,840	100.0%	$754,153	100.0%

REGULATORY CAPITAL DATA	September 30, 2006	September 30, 2005

Tier 1 Capital	$93,120	$82,621
Tier 1 Ratio	10.96%	10.45%
Total Capital (Tier 1 + Tier 2)	$103,519	$92,520
Total Capital Ratio	12.18%	11.70%
Total Risk-Adjusted Assets	$849,874	$790,653
Tier 1 Leverage Ratio	8.10%	8.04%

OTHER DATA	September 30, 2006	September 30, 2005

Full Time Equivalent Employees (FTE’s)	252	264
Stock Price Range (For the Quarter Ended):
High	$28.94	$19.28
Low	$26.69	$17.16
Close	$28.12	$18.37